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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


SUDBURY, INC. AND SUBSIDIARIES
                                                                                                 Prede-
                                                               Successor                         cessor
                                               ----------------------------------------         --------
                                                                                Nine             Three
                                                Year             Year           Months           Months
                                                Ended            Ended          Ended            Ended
                                                May 31,          May 31,        May 31,          Aug 31,
                                                 1995             1994           1993             1992
                                               ---------        --------       --------         --------

                                                (Amounts in thousands, exce0pt per share data)

PRIMARY                                                                                  ||
                                                                                         ||
Average shares                                                                           ||
  outstanding                                   10,376            10,071      10,000     ||
Net effect of dilutive stock                                                             ||
  options and other common                                                               ||
  stock equivalents - based                                                              ||
  on the treasury stock                                                                  ||
  method using average                                                                   ||
  market price                                   2,275             2,259       1,763     ||
                                               -------           -------     -------     ||
     TOTAL                                      12,651            12,330      11,763     ||
                                               =======           =======     =======     ||
                                                                                         ||
Net income                                     $13,572           $ 6,830     $ 2,808     ||
                                               =======           =======     =======     ||
Per share amount                               $  1.07           $   .55     $   .24     ||       (A)
                                               =======           =======     =======     ||
                                                                                         ||
FULLY DILUTED                                                                            ||
                                                                                         ||
Average shares outstanding                      10,376            10,071      10,000     ||
Net effect of dilutive stock                                                             ||
  options and other common                                                               ||
  stock equivalents - based                                                              ||
  on the treasury stock                                                                  ||
  method using the year-end                                                              ||
  market price if higher than                                                            ||
  average market price                           2,294             2,411       2,008     ||
                                               -------           -------     -------     ||
     TOTAL                                      12,670            12,482      12,008     ||
                                               =======           =======     =======     ||
                                                                                         ||
Net income                                     $13,572           $ 6,830     $ 2,808     ||
                                               =======           =======     =======     ||
Per share amount                               $  1.07           $   .55     $   .23     ||       (A)
                                               =======           =======     =======     ||

(A) As a result of the changes in ownership and capital structure from the Plan, primary and fully diluted net income per share calculations are not relevant for the three months ended August 31, 1992.
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